Exhibit 23.4



                            CONSENT OF WALTER LEIBOLD

                               Ministerialdirigent

              Ministry of Finance in the State of Baden-Wurttemberg



I hereby consent to the use of my name and the making of statements with respect to me under the caption "Official Statements and Documents" in the Prospectus included in this Amendment No. 1 to the Registration Statement, or any amendment thereto.



June 27, 2005



                                       By  /s/ Walter Leibold
                                          ---------------------------------
                                               Walter Leibold
                                             Ministerialdirigent,
                                              Baden-Wurtttemberg
                                             Ministry of Finance